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                                                                    Exhibit 10.4

               SECOND AMENDMENT TO 1992 EMPLOYEE STOCK OPTION PLAN
                                       OF
                              IDENTIX INCORPORATED

        This Second Amendment to 1992 Employee Stock Option Plan (the "Second Amendment") amends that certain 1992 Employee Stock Option Plan of Identix Incorporated, as amended by that certain First Amendment to 1992 Employee Stock Option Plan of Identix Incorporated (the "Plan"), pursuant to the Unanimous Written Consent of the Board of Directors dated January 29, 2002.

        1. Capitalized terms will have the meanings given them in the Plan.

        2. Section 10 hereby is amended to read in full as follows: "The Board of Directors may at any time, amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. Except as otherwise provided in this Section 10, no amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, (b) for so long as the Company has a class of equity securities registered under
Section 12 of the Exchange Act, shareholder approval shall be required to meet the exemptions provided by Rule 16b-3, or any successor rule thereto, or (c) the Board otherwise concludes that shareholder approval is advisable. Notwithstanding the foregoing, Section 6.1.4 of the Plan may not be amended or repealed without the approval of the holders of a majority of the Company's shares present and entitled to vote at a duly convened meeting of the Company's shareholders.

        5. Except to the extent expressly provided in this Second Amendment, the terms and conditions of the Plan shall remain in full force and effect.